Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

iPower Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Series A Convertible Notes convertible into shares of common stock, par value $0.001 per share	(1)	Other	0	$0.00	$0.00	0.0001381	$0.00
Fees to be Paid	Equity	Common stock, par value $0.001 per share, underlying Series A convertible notes	(2)	457(a)	21,870,923	$0.22	$4,811,603.06	0.0001381	$665.00

Total Offering Amounts:							$4,811,603.06		665.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$665.00

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Offering Note(s)

(1)	Represents only the additional number of shares being registered pursuant to this registration statement and includes 21,870,923 shares of common stock underlying the Series A Convertible Notes due to an adjustment in the Floor Price (as defined in the Series A Convertible Note, from $2.27 per share to $0.22 per share). Does not include the 5,221,451 shares that were previously registered on the Registration Statement on Form S-1 (File No. 333-292682) (the “Prior Registration Statement”).

Proposed Maximum Offering Price Per Unit is based on the adjusted floor price of the Series A Convertible Note.
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the maximum aggregate offering price originally registered in the Prior Registration Statement. The registrant previously registered 5,221,451 shares of its common stock with an aggregate offering price of 32,754,162.12 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on January 20, 2026. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a maximum aggregate offering price of $4,811,603.11 tis hereby registered, which includes shares of common stock maybe converted pursuant to the Series A Convertible Notes due to an adjustment in the Floor Price.